EXHIBIT 5.1

[LETTERHEAD OF WHITE & CASE LLP]

December 9, 2011

WellPoint, Inc.

120 Monument Circle

Indianapolis, Indiana 46204

Dear Sirs:

We have examined the Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), in the form in which it is to be filed today by WellPoint, Inc., an Indiana corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) relating to (i) shares of common stock, par value $0.01 per share, of the Company (the “Common Shares”), (ii) shares of preferred stock, without par value, of the Company (the “Preferred Shares”), which may be convertible into Common Shares, (iii) debt securities consisting of debentures, notes or other evidences of indebtedness representing unsecured, unsubordinated obligations of the Company (the “Senior Debt Securities”), which Senior Debt Securities may be convertible into Common Shares and (iv) debt securities consisting of debentures, notes or other evidences of indebtedness representing unsecured, subordinated obligations of the Company (the “Subordinated Debt Securities” and together with the Senior Debt Securities, the “Debt Securities”), which Subordinated Debt Securities may be convertible into Common Shares. The Common Shares, the Preferred Shares, the Senior Debt Securities and the Subordinated Debt Securities are collectively referred to herein as the “Securities”. The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act.

The Senior Debt Securities are to be issued pursuant to an Indenture (the “Senior Debt Indenture”), dated as of January 10, 2006 by and between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly The Bank of New York Trust Company, N.A.), as trustee (the “Senior Debt Trustee”), to be incorporated by reference as Exhibit 4.2 to the Registration Statement. The Subordinated Debt Securities are to be issued pursuant to an Indenture (the “Subordinated Debt Indenture”), to be dated on or about the date of the first issuance of Subordinated Debt Securities thereunder, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Subordinated Debt Trustee”), to be filed as Exhibit 4.3 to the Registration Statement.

Based upon our examination of such documents, certificates, records, authorizations and proceedings as we have deemed relevant, it is our opinion that:

1. With respect to the Common Shares, when (i) the issuance of the Common Shares has been duly authorized by appropriate corporate action and (ii) the certificates for the Common Shares have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, the Common Shares will be validly issued, fully paid and nonassessable.

2. With respect to the Preferred Shares, when (i) the issuance of the Preferred Shares has been duly authorized by appropriate corporate action, (ii) the Articles of Amendment establishing the terms of the Preferred Shares have been duly approved by appropriate corporate action, duly executed by the Company and filed with the Secretary of State of the State of Indiana, (iii) the certificates for the Preferred Shares have been duly executed by the Company, countersigned by the transfer agent therefor and delivered to the purchasers thereof against payment therefor, and (iv) if the Preferred Shares are convertible into Common Shares, (x) the issuance of such Common Shares has been duly authorized by appropriate corporate action, (y) the Preferred Shares are presented for conversion in accordance with the terms thereof and (z) the certificates for such Common Shares have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered upon such conversion to the persons entitled thereto, in accordance with the terms of such Preferred Shares, (a) the Preferred Shares will be validly issued, fully paid and nonassessable and (b) if the Preferred Shares are convertible into Common Shares, the Common Shares issuable upon conversion of the Preferred Shares will be validly issued, fully paid and nonassessable.

3. When (i) the issuance of the Senior Debt Securities and approval of the final terms thereof have been duly authorized by the Company by appropriate corporate action, (ii) the Senior Debt Securities, in the form included in the Senior Debt Indenture filed as an exhibit to the Registration Statement (with such changes or additions as permitted in the Senior Debt Indenture), have been duly executed and delivered by the Company and authenticated by the Senior Debt Trustee pursuant to the Senior Debt Indenture and delivered and paid for and (iii) if the Senior Debt Securities are convertible into Common Shares, (x) the issuance of such Common Shares has been duly authorized by appropriate corporate action, (y) the Senior Debt Securities are presented for conversion in accordance with the terms thereof and (z) the certificates for such Common Shares have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered upon such conversion to the persons entitled thereto, in accordance with the terms of such Senior Debt Securities, (a) the Senior Debt Securities will constitute valid and legally binding obligations of the Company under the laws of the State of New York, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally and general principles of equity (whether applied by a court of law or equity), and (b) if the Senior Debt Securities are convertible into Common Shares, the Common Shares issuable upon conversion of the Senior Debt Securities will be validly issued, fully paid and nonassessable.

4. When (i) the execution of the Subordinated Debt Indenture has been duly authorized by the Company and the Subordinated Debt Trustee by appropriate corporate action, (ii) the Subordinated Debt Indenture, in the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Subordinated Debt Trustee, (iii) the issuance of the Subordinated Debt Securities and approval of the final terms thereof have been duly authorized by the Company by appropriate corporate action, (iv) the Subordinated Debt Securities, in the form included in the Subordinated Debt Indenture filed as an exhibit to the Registration Statement (with such changes or additions as permitted in the Subordinated Debt Indenture), have been duly executed and delivered by the Company and authenticated by the Subordinated Debt Trustee pursuant to the Subordinated Debt Indenture, and delivered and paid for and (v) if the Subordinated Debt Securities are convertible into Common Shares, (x) the issuance of such Common Shares has been duly authorized by appropriate corporate action, (y) the Subordinated Debt Securities are presented for conversion in accordance with the terms thereof and (z) the certificates for such Subordinated Debt Securities have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered upon such conversion to the persons entitled thereto, in accordance with the terms of such Subordinated Debt Securities, (a) the Subordinated Debt Securities will constitute valid and legally binding obligations of the Company under the laws of the State of New York, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally and general principles of equity (whether applied by a court of law or equity), and (b) if the Subordinated Debt Securities are convertible into Common Shares, the Common Shares issuable upon conversion of the Subordinated Debt Securities will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Validity of the Securities” in the Prospectus forming part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. As to matters of Indiana law relevant to our opinions, we have relied upon the opinion of Baker & Daniels LLP filed with the Registration Statement as Exhibit 5.2.

Very truly yours,

/s/ White & Case LLP

KK: PR: JF